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                                                                  EXHIBIT 10.16



[CB COMMERCIAL LOGO]

                              AMENDED AND RESTATED
                          INDUSTRIAL REAL ESTATE LEASE
                            (MULTI-TENANT FACILITY)
                     CB COMMERCIAL REAL ESTATE GROUP, INC.
                            BROKERAGE AND MANAGEMENT
                          LICENSED REAL ESTATE BROKER

ARTICLE ONE: BASIC TERMS

        This Article One contains the Basic Terms of this Amended and Restated Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

        Section 1.01. DATE OF LEASE:  January 1, 1997

        Section 1.02. LANDLORD (INCLUDE LEGAL ENTITY): EQUUS 9177, LLC

Address of Landlord:  2635 Camino del Rio South, Suite 208
                      San Diego, California 92108

        Section 1.03. TENANT (INCLUDE LEGAL ENTITY):
                      I-Bus, Inc., a California corporation

Address of Tenant:    9174 Sky Park Court, San Diego, California 92123
        See First Lease Rider Recitals and Item 17.

        Section 1.04. PROPERTY: The Property is part of Landlord's multi-tenant real property development known as Sky Park Center (the "Project"). The Project includes the land, the buildings and all other improvements located on the land, and the common areas described in Paragraph 4.05(a). The Property is (include street address, approximate square footage and description) 9173 and 9174 Sky Park Court, San Diego, California, approximately 57,648 square feet as further described in Exhibits B, C, D, and H. The Expansion Space which consists of approximately 5,589 sq. ft. shall be built out as described in
Article 15 of the First Lease Rider. The Additional Space which consists of approximately 14,074 sq. ft. is described in Exhibit H. See First Lease Rider,
Item 1.

        Section 1.05. LEASE TERM: Four (4) years two (2) months BEGINNING ON January 1, 1997 or such other date as is specified in this Lease, and ENDING ON February 29, 2001

        Section 1.06. PERMITTED USES: (See Article Five) Engineering, Research & Development, Light Manufacturing, Assembly, Distribution and Administrative offices.

        Section 1.07. TENANT'S GUARANTOR: (if none, so state)  None

        Section 1.08. BROKERS: (See Article Fourteen) (if none, so state) Landlord's Broker: See First Lease Rider, Item 11.
Tenant's Broker:

        Section 1.09. COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article Fourteen) $ See First Lease Rider, Item 11.

        Section 1.10. INITIAL SECURITY DEPOSIT: (See Section 3.03) $ None

        Section 1.11. VEHICLE PARKING SPACES ALLOCATED TO TENANT: (See Section 4.05) See First Lease Rider, Item 2.

        Section 1.12. RENT AND OTHER CHARGES PAYABLE BY TENANT:

        (a) BASE RENT: See First Lease Rider, Item 3.  Dollars ($           )
per month for the first             months, as provided in Section 3.01, and
shall be increased on the first day of the                    month(s) after
the Commencement Date, either (i) as provided in Section 3.02, or (ii)
                                                        . (If (ii) is completed,
then (i) and Section 3.02 are inapplicable.)

        (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section
4.04); (iv) Tenant's Initial Pro Rata Share of Common Area Expenses        %
(See Section 4.05); (v) Impounds for Insurance Premiums and Property Taxes (See
Section 4.08); (vi) Maintenance, Repairs and Alterations (See Article Six). See First Lease Rider, Item 4.

        Section 1.13. LANDLORD'S SHARE OF PROFIT ON ASSIGNMENT OR SUBLEASE:
(See Section 9.05) See First Lease Rider, Item 9(B). percent (     %) of the
Profit (the "Landlord's Share").

        Section 1.14. RIDERS: The following Riders are attached to and made a part of this Lease: (if none, so state)
        First Lease Rider
        Exhibit A - Specifications
        Exhibit B - Floor plans
        Exhibit C - Expansion Space
        Exhibit D - Project Site Plan
        Exhibit E - Building Rules and Regulations
        Exhibit F - Work Letter Agreement
        Exhibit G - Tenant's Use of Hazardous Mat.
        Exhibit H - Additional Space


Copyright 1988 Southern California Chapter              [LOGO]
               of the Society of Industrial
               and Office Realtors(R), Inc.


                                       1

                            (Multi-Tenant Net Form)


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ARTICLE TWO: LEASE TERM

        Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

        Section 2.02. DELAY IN COMMENCEMENT. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Expansion Space to Tenant on the Commencement Date. Landlord's non-delivery of the Expansion Space to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the payment of the increase in Base Rent and Other Periodic Payments as described in paragraph ?(c) and ?(B) of the First Lease Rider shall be delayed until Landlord delivers possession of the Expansion Space to Tenant.

        Section 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant's delay in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE: BASE RENT

        Section 3.01. TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term. On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing.

        Section 3.02. COST OF LIVING INCREASES. The Base Rent shall be increased on each date (the "Rental Adjustment Date") stated in Paragraph 1.12(a) above in accordance with the increase in the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (all items for the geographical Statistical Area in which the Property is located on the basis of 1982-1984 = 100) (the "Index") as follows:

        (a) The Base Rent (the "Comparison Base Rent") in effect immediately before each Rental Adjustment Date shall be increased by the percentage that the Index has increased from the date (the "Comparison Date") on which payment of the Comparison Base Rent began through the month in which the applicable Rental Adjustment Date occurs. The Base Rent shall not be reduced by reason of such computation. Landlord shall notify Tenant of each increase by a written statement which shall include the Index for the applicable Comparison Date, the Index for the applicable Rental Adjustment Date, the percentage increase between those two indices, and the new Base Rent. Any increase in the Base Rent provided for in this Section 3.02 shall be subject to any minimum or maximum increase as described in "First Lease Rider", Item 3.

        (b) Tenant shall pay the new Base Rent from the applicable Rental Adjustment Date until the next Rental Adjustment Date. Landlord's notice may be given after the applicable Rental Adjustment Date of the increase, and Tenant shall pay Landlord the accrued rental adjustment for the months elapsed between the effective date of the increase and Landlord's notice of such increase within ten (10) days after Landlord's notice. If the format or components of the Index are materially changed after the Commencement Date, Landlord shall substitute an Index which is published by the Bureau of Labor Statistics or similar agency and which is most nearly equivalent to the Index in effect on the Commencement Date. The substitute Index shall be used to calculate the increase in the Base Rent unless Tenant objects to such index in writing within fifteen (15) days after receipt of Landlord's notice. If Tenant objects, Landlord and Tenant shall submit the selection of the substitute index for binding arbitration in accordance with the rules and regulations of the American Arbitration Association at its office closest to the Property. The costs of arbitration shall be borne equally by Landlord and Tenant.

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    of the Society of Industrial                             -----------
    Realtors,(R) Inc.                  [LOGO]
    Reprinted under license

                                (Multi-Tenant Form)
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        Section 3.04.  TERMINATION; ADVANCE PAYMENTS.  Upon termination of this
Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant's successor) any advance rent or other advance payments made by Tenant to Landlord.

ARTICLE FOUR:  OTHER CHARGES PAYABLE BY TENANT

        Section 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise. Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

        Section 4.02.  PROPERTY TAXES.

        (a) REAL PROPERTY TAXES. Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Subject to Paragraph 4.02(c) and Section 4.08 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Within such ten (10) -day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent. See First Lease Rider, Item 4.

        (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.
        (c) JOINT ASSESSMENT. If the Property is not separately assessed, Landlord shall reasonably determine Tenant's share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor's worksheets or other reasonably available information. Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement.

        (d) PERSONAL PROPERTY TAXES.

                (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.

                (ii) If any of Tenant's personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

        Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property and the immediately surrounding area including the parking area all of which are separately metered.

        Section 4.04.  INSURANCE POLICIES.

        (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property. Tenant shall name Landlord as an additional insured under such policy. The initial amount of such insurance shall be One Million Dollars ($1,000,000) per occurrence. The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary; and (iii) insure Landlord against Tenant's performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant. The amount and coverage of such insurance shall not limit Tenant's liability nor relieve
Tenant of any other obligation under this Lease. Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

        (b) PROPERTY AND RENTAL INCOME INSURANCE. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value. Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary. Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property. Landlord shall not obtain insurance for Tenant's fixtures or equipment or building improvements installed by Tenant on the Property. During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year's Base Rent, plus estimated real property taxes and insurance premiums. Tenant shall not do or permit anything to be done which invalidates any such insurance policies. See First Lease Rider, Item 5.

        (c) PAYMENT OF PREMIUMS. Subject to Section 4.08, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15 days after Tenant's receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a). For insurance policies

(c) 1988 Southern California Chapter     3
    of the Society of Industrial
    Realtors,(R) Inc.                  [LOGO]
    Reprinted under license

                                (Multi-Tenant Form)
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maintained by Landlord which cover improvements on the entire Project, Tenant shall pay Tenant's prorated share of the premiums, in accordance with the formula in Paragraph 4.05(e) for determining Tenant's share of Common Area costs. If insurance policies maintained by Landlord cover improvements on real property other than the Project, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant's share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant's prorated share of the insurance premiums. Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04. At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy. As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires. See First Lease Rider, Item 4.

     (d) GENERAL INSURANCE PROVISIONS.

         (i) Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days' written notice prior to any cancellation or modification of such coverage that materially affects insurance required under this Lease.

         (ii) If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified in a way that materially affects insurance required under this Lease. During the Lease Term without Landlord's consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

         (iii) Tenant shall maintain all insurance required under this Lease with companies holding a "General Policy Rating" of A-12 or better, as set forth in the most current issue of "Best Key Rating Guide". Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to maintain the insurance required under the Lease, Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of such insurance to protect Landlord's or Tenant's interests. Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

         (iv) Unless prohibited under any applicable insurance policies maintained, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.

     Section 4.05. COMMON AREAS; USE, MAINTENANCE AND COSTS.

     (a) COMMON AREAS. As used in this Lease, "Common Areas" shall mean all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas, driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leaseable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Tenant acknowledges that such activities may result in inconvenience to Tenant. Such activities and changes are permitted if they do not materially affect Tenant's use of the Property.

     (b) USE OF COMMON AREAS. Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall use its best effort to cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord's judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas.

     (c) SPECIFIC PROVISION RE: VEHICLE PARKING. Tenant shall be entitled to use the number of vehicle parking spaces in the Project allocated to Tenant in
Section 1.11 of the Lease without paying any additional rent. Tenant's parking shall not be reserved except as described in First Lease Rider, Item 2 and shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within the Project or on the adjacent public streets. Temporary parking of large delivery vehicles in the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant habitually parks more vehicles in the parking area than the number set forth in Section 1.11 of this Lease, and fails to cure after written notice from Landlord, such conduct shall be a material breach of this Lease. In addition to Landlord's other remedies under the Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

     (d) MAINTENANCE OF COMMON AREAS. Landlord shall maintain the Common Areas in good order, condition and repair and shall operate the Project, in Landlord's sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant's pro rata share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas. Common Area costs include, but are not limited to, costs and expenses for the following: gardening and landscaping; utilities, water and sewage charges; maintenance of signs (other than tenant's signs); premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker's compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; straight-line depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Common Areas; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance

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    of the Society of Industrial
    Realtors,(R) Inc.                  [LOGO]
    Reprinted under license

                                (Multi-Tenant Form)
of the Common Areas: fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, refuse removal, security and similar items; reserves for roof replacement and exterior painting and other appropriate reserves; and a reasonable allowance to Landlord for Landlord's supervision of the Common Areas (not to exceed five percent (5%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Areas costs. Common Area costs shall not include depreciation of real property which forms part of the Common Areas. See First Lease Rider, Item 4.

     (e) TENANT'S SHARE AND PAYMENT. Tenant shall pay Tenant's annual pro rata share of all Common Area costs (prorated for any fractional month) upon written notice from Landlord that such costs are due and payable, and in any event prior to delinquency. Tenant's pro rata share shall be calculated by dividing the square foot area of the Property, as set forth in Section 1.04 of the Lease, by the aggregate square foot area of the Project which is leased or held for lease by tenants, as of the date on which the computation is made. Tenant's initial pro rata share is set out in Paragraph 1.12(b). Any changes in the Common Area costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord's election, estimate in advance and charge to Tenant as Common Area costs, all real property taxes for which Tenant is liable under Section 4.02 of the Lease, all insurance premiums for which Tenant is liable under Section 4.04 of the Lease, all maintenance and repair costs for which Tenant is liable under Section 6.04 of the Lease, and all other Common Area costs payable by Tenant hereunder. At Landlord's election, such statements of estimated Common Area costs shall be delivered monthly, quarterly or at any other periodic intervals to be designated by Landlord. Landlord may adjust such estimates at any time based upon Landlord's experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within sixty (60) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area costs paid or incurred by Landlord during the preceding calendar year and Tenant's pro rata share. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant's share of such costs and expenses for such period. See First Lease Rider, Item 4.

     Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within ten
(10) days after it becomes due, Tenant shall pay Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of costs Landlord will incur by reason of such late payment.

     Section 4.07. INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.08. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. If requested by any ground lessor or lender to whom Landlord has granted a security interest in the Property, or if Tenant is more than ten (10) days late in the payment of rent more than once in any consecutive twelve (12)-month period, at Landlord's option. Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent. Landlord shall hold such payments in a non-interest bearing impound account. If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due. Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request. If Tenant defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease. See First Lease Rider, Item 5.

ARTICLE FIVE: USE OF PROPERTY

     Section 5.01. PERMITTED USES. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the Project, or which constitutes a nuisance or waste. Tenant shall take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

     Section 5.03. HAZARDOUS MATERIALS. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds, and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without prior written consent of Landlord. Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant's proposed activity with respect to Hazardous Material. In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property. See First Lease Rider, Item 6.

     Section 5.04. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property. See First Lease Rider,
Item 7.

     Section 5.05. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or

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permitted by Tenant to be done in or about the Property, including any contamination of the Property or any other property resulting from the presence or use of Hazardous Material caused or permitted by Tenant; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant constituting gross-negligence, Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct. As used in this Section, the term "Tenant" shall include Tenant's employees, agents, contractors and invitees, if applicable.

     Section 5.06. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times within at least 24 hours notice to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant's compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary. Landlord shall give Tenant reasonable prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Lease" signs on the Property provided, upon notice of vacation of premises by Tenant, such signage shall prominently display "Tenant Relocating."

     Section 5.07. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. EXISTING CONDITIONS. Tenant accepts the Property in its condition as of the execution of the Lease, such as provided in First Lease Rider, Item 8 and Item 12, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto. If Landlord or Landlord's Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

     Section 6.02. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas, or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; or (d) any act or omission of any other tenant of the Project. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

     Section 6.03. LANDLORD'S OBLIGATIONS.

     (a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair: the foundations, exterior walls and roof of the Property (including painting the exterior surface of the exterior walls of the Property not more often than once every five (5) years, if necessary) and all components of electrical, mechanical, plumbing, heating and air conditioning systems and facilities located in the Property which are concealed or used in common by tenants of the Project. However, Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs.

     (b) Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Paragraph 6.03(a) above as Common Area costs as provided for in Section
4.05 of the Lease.

     Section 6.04. TENANT'S OBLIGATIONS.

     (a) Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed). If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended). Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor, unless Landlord maintains such equipment under Section 6.03 above. If any part of the Property or the Project is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property. It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition. See First Lease Rider, Item 8.

     (b) Tenant shall fulfill all of Tenant's obligations under this Section
6.04 at Tenant's sole expense. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may, upon ten (10) days' prior notice to Tenant (except that no notice shall be required in the case of emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

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Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

        (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Ten Thousand Dollars ($10,000) in cost cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

        (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least twenty (20) days' prior written notice of the commencement of any work on the Property, regardless of whether Landlord's consent to such work is required. Landlord may elect to record and post notices of non-responsibility on the Property.

        Section 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord's property) without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN: DAMAGE OR DESTRUCTION

        Section 7.01. PARTIAL DAMAGE TO PROPERTY.

        (a) Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant's operations are materially impaired) and if the proceeds received by Landlord from the insurance polices described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant's fixtures, equipment, or improvements.

        (b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Landlord maintains under Paragraph 4.04(b), Landlord may elect either to (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or
(ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay Landlord, if the damage was due to an act or omission of Tenant, or Tenant's employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord provided the repairs are to return the Property to the original and/or like condition. If Landlord elects to terminate the Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord's termination notice.

        (c) If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after the Tenant's notice to the Landlord of the occurrence of the damage.

        Section 7.02. SUBSTANTIAL OR TOTAL DESTRUCTION. If the Property is substantially or totally destroyed in such a way that Tenant is prevented from operating its business by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate as of the date the destruction occurred. Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction. Landlord may elect to rebuild the Property at Landlord's own expense, in which case this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after Tenant's notice of the occurrence of total or substantial destruction. Should Landlord so elect, Landlord would bear the reasonable costs of providing temporary facilities, including costs of moving to and from said temporary replacement facilities. If Landlord so elects, Landlord shall rebuild the Property at Landlord's sole expense.

        Section 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. Except for such possible reduction in Base Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

** and from said temporary replacement facilities

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        Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT: CONDEMNATION

        If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise.
If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense.

ARTICLE NINE: ASSIGNMENT AND SUBLETTING

        Section 9.01. LANDLORD'S CONSENT REQUIRED. See First Rider Lease,
Item 9.

        Section 9.02. TENANT AFFILIATE. See First Rider Lease, Item 10.


        Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

        Section 9.04. OFFER TO TERMINATE. If Tenant desires to assign the Lease or sublease the Property, Tenant shall have the right to offer, in writing, to terminate the Lease as of a date specified in the offer. If Landlord elects in writing to accept the offer to terminate within twenty (20) days after notice of the offer, the Lease shall terminate as of the date specified and all the terms and provisions of the Lease governing termination shall apply. If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

        Section 9.05. LANDLORD'S CONSENT.

        (a) Tenant's request for consent to any transfer described in Section
9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right to withhold consent, if reasonable, or to grant consent, based on the following factors: (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; (iii) Tenant's compliance with all of its obligations under the Lease; and (iv) such other factors as Landlord may reasonably deem relevant. If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

        (b) If Tenant assigns or subleases, the following shall apply:

            (i) Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord's Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord's Share shall be paid by the assignee or subtenant to Landlord directly. The "Profit" means (A) all amounts paid to Tenant for such assignment or sublease, including "key" money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker's commissions and costs of renovation or construction of tenant improvements required under such assignment or sublease. Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord's Share to Landlord. The Profit in the

*--Rent and other reasonable charges hereunder paid by Tenant after vacating the Property and before commencement of Rent payments by a subtenant or assignee and

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        case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

                (ii) Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant's books and records to verify the accuracy of such statement. On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct. Landlord's receipt of Landlord's Share shall not be a consent to any further assignment or subletting. The breach of Tenant's obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

        Section 9.06. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN: DEFAULTS; REMEDIES

        Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

        Section 10.02. DEFAULTS. Tenant shall be in material default under this
Lease:

        (a) If Tenant abandons the Property or if Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

        (b) If Tenant fails to pay rent or any other charge when due;

        (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

        (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

        Section 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

        (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after the termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and
(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of
(i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

        (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due;

        (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

        Section 10.04. REPAYMENT OF "FREE" RENT. If this Lease provides for a postponement of any monthly rental payments, a period of "free" rent or other rent concession, such postponed rent or "free" rent is called the "Abated Rent". Tenant shall

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be credited with having paid all of the Abated Rent on the expiration of the
Lease Term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this Lease. Tenant acknowledges that its right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full, faithful and punctual performance of its obligations under this Lease. If Tenant defaults and does not cure within any applicable grace period, the Abated Rent shall immediately become due and payable in full and this Lease shall be enforced as if there were no such rent abatement or other rent concession. In such case Abated Rent shall be calculated based on the full initial rent payable under this Lease.

        Section 10.05. AUTOMATIC TERMINATION. Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord's intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant. On such termination, Landlord's damages for default shall include all costs and fees, including reasonable attorneys' fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord's right to possession of the Property. All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

        Section 10.06. CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

        Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease. Tenant shall execute such further documents and assurances as such lender may require, provided that Tenant's obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease. Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default.

        Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest. See First Lease Rider, Item 15.

        Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

        Section 11.04.  ESTOPPEL CERTIFICATES.

        (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the property may require. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

        (b) If Tenant does not deliver such statement to Landlord within such ten (10) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

        Section 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as Landlord reasonably requires to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE: LEGAL COSTS

        Section 12.01. LEGAL PROCEEDINGS. If Tenant or Landlord shall be in breach or default under this Lease, such party (the "Defaulting Party") shall reimburse the other party (the "Nondefaulting Party") upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a

(c) 1988 Southern California Chapter     10
    of the Society of Industrial
    Realtors,(R) Inc.                  [LOGO]
    Reprinted under license

                                (Multi-Tenant Form)
settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. The losing party in such action shall pay such attorneys' fees and costs. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

        Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

        Section 13.02. LANDLORD'S LIABILITY; CERTAIN DUTIES.

        (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or Project or the leasehold estate under a ground lease of the Property or Project at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

        (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty
(30)-day period and thereafter diligently pursued to completion.

        (c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to landlord's interest in the Property and the Project, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

        Section 13.03. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

        Section 13.04. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

        Section 13.05. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

        Section 13.06. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the address specified in Section 1.03 above, except that upon Tenant's taking possession of the Property, the Property shall be Tenant's address for notice purposes. Notices to Landlord shall be delivered to the address specified in Section 1.02 above. All notices shall be effective upon delivery. Either party may change its notice address upon written notice to the other party.

        Section 13.07. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

        Section 13.08. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short Form" memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay for all transfer taxes and recording fees.

        Section 13.09. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

        Section 13.10. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed. Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

(c) 1988 Southern California Chapter     11
    of the Society of Industrial
    Realtors,(R) Inc.                  [LOGO]
    Reprinted under license

                                (Multi-Tenant Form)

        Section 13.11. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

        Section 13.12. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

        Section 13.13. EXECUTION OF LEASE. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Landlord's delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

        Section 13.14. SURVIVAL. All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN: BROKERS See First Lease Rider, Item 11.

ARTICLE FIFTEEN: COMPLIANCE

        The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of this Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment In Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

        ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW. IF NO ADDITIONAL PROVISIONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

                FIRST LEASE RIDER


(c) 1988 Southern California Chapter     12
    of the Society of Industrial
    Realtors,(R) Inc.                  [LOGO]
    Reprinted under license

                                (Multi-Tenant Form)

    Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease,

                                                   "LANDLORD"

Signed on February 11, 1997           EQUUS 9177, LLC, a California limited
          -----------    --           -------------------------------------

at San Diego, California              liability company
   ------------------------           -------------------------------------

                                      By: /s/ David Bourne
                                          ---------------------------------

                                      Its: David Bourne, Manager
                                           --------------------------------

                                      By:
                                          ---------------------------------

                                      Its: Chad Carpenter, Manager
                                           --------------------------------

                                                    "TENANT"

Signed on February 5, 1997            I-BUS, INC., a California corporation
          ----------    --            -------------------------------------

at San Diego, California
   ------------------------           -------------------------------------

                                      By:
                                          ---------------------------------

                                      Its: V.P. Finance
                                           --------------------------------

                                      By: /s/ Donald M. Robert
                                          ---------------------------------

                                      Its: Secretary
                                           --------------------------------

    IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

    THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS(R), INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION. LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.


                                                   "ORIGINAL TENANT"

Signed on February 5, 1997              MAXWELL TECHNOLOGIES, INC., a Delaware
          -----------------             corporation
at San Diego, California.

                                        By: /s/ Donald M. Robert
                                            -------------------------------

                                        Its: General Counsel and Secretary
                                             ------------------------------


(c) 1988 Southern California Chapter              13      Initials /s/ JP ??
    of the Society of industrial    [SIOR LOGO]                    ------------
    and Office Realtors(R) Inc.     (Multi-Tenant Net Form)

                                FIRST LEASE RIDER
                          EQUUS 9177, LLC, AS LANDLORD
                           AND I-BUS, INC., AS TENANT


         This First Lease Rider to Amended and Restated Industrial Real Estate Lease ("Rider") is entered into concurrently with and made a part of the Amended and Restated Industrial Real Estate Lease between EQUUS 9177, LLC ("Landlord"), and I-BUS, INC. ("Tenant"), dated January 1, 1997, for the premises located at 9173 and 9174 Sky Park Court, San Diego, California, as more particularly described therein (the "Lease"). Except as otherwise defined herein, all capitalized terms have the same defined meanings as in the Lease.

Recitals.              A. On or about April 17, 1995, Cody Three, Inc., a
                       Wyoming corporation, predecessor-in-interest to Landlord
                       ("Cody"), and Maxwell Laboratories, Inc., a Delaware corporation, I-Bus Division ("Original Tenant"), entered into that certain Industrial Real Estate Lease (the
                       "Original Lease"), with respect to that certain real property commonly known as 9174 Sky Park Court, San
                       Diego, California, consisting of approximately 35,417 square feet as more particularly described in the Lease
                       (the "Original Premises").

                       B. On or about January 22, 1996, Cody and Original Tenant entered into that certain First Amendment to the Lease which, among other things, increased the size of the Original Premises by 2,568 square feet (the "Increased Space") for a total of 37,985 square feet.

                       C. Tenant, the successor-in-interest to Original Tenant, has assumed all of the duties and obligations of Original Tenant under the Original Lease, as amended, and Landlord accepts Tenant; provided, however, Original Tenant is not released from its obligations under the Original Lease, as amended. Original Tenant now desires to reaffirm its continuing duties and obligations under the Original Lease, as amended and restated by this Amended and Restated Lease, although it has changed its name to Maxwell Technologies, Inc., and to acknowledge that Tenant and Original Tenant shall be jointly and severally liable for all obligations of Tenant.

                       D. Landlord and Tenant also now desire to amend and restate the terms and provisions of the Original Lease, as amended, as set forth in this Amended and Restated Lease, and this Amended and Restated Lease is intended to supersede and supplant in all respects the Original Lease, as amended.

 1.  Section 1.04      Square Footage of Premises. The Original Premises consist
                       of approximately 35,417 square feet, the Increased Space consists of approximately 2,568 square feet, the Expansion Space (as defined in Article 15 below) consists of approximately 5 589 square feet, and the Additional
                       Space (as defined in Exhibit H) consists of approximately
                       14,074 square feet, for a total of 57,648 square feet
                       (the "Amended Premises").

 2.  Sections 1.11
     and 4.05(c)       Parking: Effective as of the Commencement Date of
                       this Lease, Tenant will have 192 parking spaces available of which four (4) are reserved, and the remaining 188 will be unreserved. Upon Tenant's occupancy of the Expansion Space, Tenant will have an additional 21 unreserved parking spaces for a total of 213 parking spaces, consistent with a ratio of 3.7/1000 square feet of net rental area.

 3.  Sections 1.12(a)
     and 3.02(a)       Base Rent:

                       A. Commencing on January 1, 1997, Base Rent shall be the sum of $21,272.00; provided, however, such amount is subject to the cost of living increase described in
                       Section 3.02 of the Lease. Landlord will notify Tenant of the amount of such increase as soon as such information is available, and such increase shall be applied retroactively.

                       B. The Base Rent (as increased by subsections C. and D. below) shall also be increased on the first day of the 13th, 25th, and 37th months after the Commencement Date as provided in Section 3.02 of the Lease. The minimum amount of such increases will be two percent (2%) per year and the maximum amount of such increases will be five percent (5%) per year.

                       C. Commencing upon the completion of the Tenant Improvements for the Expansion Space, the Base Rent shall be increased to the sum of $24,401.44, as such amount shall be increased by the cost of living increase described above.

                       D. Commencing on April 1, 1997, Base Rent shall be increased by the sum of $10,555.50 in connection with the Additional Space.

 4.  Sections 1.12(b),
     4.02(a), 4.04(c),
     4.05(d) and (e)   Other Periodic Payments:

                       A. In connection with the Original Premises and the Increased Space, commencing on January 1, 1997, notwithstanding anything to the contrary set forth in the Lease, Tenant's obligation for (a) Real Property Taxes pursuant to Section 4.02, (b) insurance policy premiums pursuant to Section 4.04(c), and (c) Tenant's share of Common Area costs pursuant to Section 4.05 (collectively, "Triple Net Costs"), shall be $4,558.00 per month. The foregoing amount of Triple Net Costs shall be increased effective as of January 1, 1997, and on the same date of each year thereafter, by the same percentage of cost of living increase by which Base Rent is increased pursuant to Sections 3.01 and 3.02.

                       B. Commencing upon the completion of the Tenant Improvements for the Expansion Space, notwithstanding anything to the contrary set forth in the Lease, Tenant's obligation for Triple Net Costs shall be $5228.88, as such amount shall be increased by the cost of living increase discussed above.

                       C. In connection with the Additional Space, commencing on January 1, 1997, Tenant shall pay all of the Triple Net Costs. Tenant's pro-rata share of Common Area Expenses is 13%. Notwithstanding any provision in the Lease to the contrary, there is no cap on Tenant's share of the Triple Net Costs relating to the Additional Space.

 5.  Sections 4.04(b)
     and 4.08 Insurance: Both parties intend for the Landlord's insurance to provide primary or contributing insurance, as appropriate, in situations in which the Landlord is responsible for the insurable event.

                       Impounds: The provisions set forth in Section 4.08 of the Lease shall not apply to the Original Premises, the Increased Space, or the Expansion Space during the initial term of the Lease.

 6.  Section 5.03      Hazardous Materials: Tenant has set forth on Exhibit G a
                       list of Hazardous Materials currently used, stored and/or disposed of in the course of Tenant's business as presently conducted, and Landlord hereby consents to such use, storage and/or disposal. Except as provided in the following sentence, Tenant may use, store and/or dispose of Hazardous Material, in addition to that listed on Exhibit G, required in the normal course of its business as presently conducted, after giving Landlord prior written notice thereof and supplementing Exhibit G. In the event that Tenant shall propose to introduce use, store and/or dispose of additional Hazardous Material on the Property of such kind or in such quantities that Tenant would be subject to reporting obligations under applicable federal, state or local law or regulation, or in the event that Tenant shall propose to increase its use, storage and/or disposal of the materials on Exhibit
                       G such that said reporting obligations would apply thereto, then Tenant shall be required to obtain the prior written consent of Landlord for such action.
                       Landlord shall exercise this consent right on a reasonable basis, taking into account the level of environmental risk posed, the importance of the material to Tenant's business, and the adequacy of Tenant's environmental compliance procedures. The provisions of this Item 6 shall apply to Tenant but not any assignee or subtenant of Tenant.

                       Nothing in this agreement concerning Landlord's agreement to Tenant's use of Hazardous Materials, or to the notice provisions, shall be construed to shift to Landlord, or to eliminate, any liability, payment or other responsibility owed by Tenant in connection with the use, storage and/or disposal of Hazardous Materials. These provisions have been included solely for the purpose of providing Landlord with information about the operations of Tenant on the Property, for the purpose of assuring Landlord that Tenant is taking all possible care in connection with its use, storage and/or disposal of Hazardous Materials at the Property and for the purpose of establishing an understanding regarding the parameters of the necessity of Landlord's prior written consent under certain conditions. Tenant also acknowledges and agrees that its responsibility for such payments or liabilities extends to Tenant directly in the event insurance does not cover these payments or liabilities.

 7.  Section 5.04      Signs: Tenant shall have the right to place a sign, which
                       must be approved by the Landlord, on the premises, in conformity with all CC&R's and all applicable City of San
                       Diego codes and regulations. All costs relating to the design, installation and removal of said signage will be the responsibility of the Tenant. Landlord's approval shall not be unreasonably withheld or delayed.


 8.  Sections 6.01
     and 6.04(a)       Condition of Property: Landlord shall deliver the
                       premises, excluding the Expansion Space, in a condition that meets all codes and regulations, the Americans With
                       Disabilities Act (ADA), and any Title 24 requirements as the aforementioned existed as of April 17, 1995. Tenant shall be responsible for costs associated with compliance with the ADA only for those interior items of the premises, excluding the Expansion Space, that have become or may become required subsequent to April 17, 1995. See Article 15 below regarding the Expansion Space.

                       To the best of Landlord's knowledge, as of April 17, 1995, the building did not contain, nor had it ever contained, asbestos containing materials; and there was no use, storage or disposal of significant quantities of hazardous materials on the site.

                       Tenant's Obligations: Notwithstanding any provision to the contrary set forth in the Lease, during the initial term of the Lease only, in connection with the Original Premises, the Increased Space, and the Expansion Space only, Tenant shall have no obligation (i) to keep the heating, ventilation, or air conditioning equipment or the structural portions of such space in good order, condition, and repair, or (ii) to maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system.

 9.  Section 9.01      Assignment and Subletting:

                       A. Tenant may assign this Lease or sublease any portion of the Property to any unaffiliated subtenant with the Landlord's written consent, which shall not be unreasonably withheld or delayed, as provided in Section
                       9.05 of this Lease. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

                       B. Landlord's share of the Profit (as defined in the Lease) on assignment or sublease of the Original Premises, the Increased Space, or the Expansion Space shall be zero percent (0%). However, if Tenant assigns or subleases the Additional Space to any unaffiliated party, then Tenant shall pay to Landlord as Additional Rent under the Lease fifty percent (50%) of the Profit on such transaction as and when received by Tenant; provided, however, that if Landlord so elects, and if the amount of Profit has been agreed to by both Landlord and Tenant in writing, then upon written notice to Tenant and the assignee or subtenant, the Profit shall be paid by the assignee or subtenant to Landlord directly.

 10. Section 9.02      Assignment and Subletting- Tenant Affiliate: Tenant may
                       assign this Lease or sublease any portion of the Property to any parent corporation, subsidiary or affiliated entity without Landlord's consent provided the entity shares at least fifty percent (50%) common ownership with Tenant ("Tenant's Affiliate"). In such case, any Tenant's
                       Affiliate shall assume in writing all of Tenant's obligations under this Lease.

 11. Article 14        Brokers:

                       A. In connection with the Expansion Space and the Additional Space, Landlord and Tenant each warrant that they have dealt with no other real estate broker other than CB Commercial Real Estate Group, Inc., which represents both Landlord and Tenant, and that no other broker is entitled to any commission on account of the lease of such space. Landlord and Tenant hereby confirm that they were timely advised of the dual representation of CB Commercial Real Estate Group, Inc., and that they consent to the same, and that they do not expect said broker to disclose to either of them confidential information of the other party. In connection with the Expansion Space, CB Commercial Real Estate Group, Inc., shall be entitled to a commission in the amount of $4,376.50. In connection with the Additional Space, CB Commercial Real Estate Group, Inc., shall be entitled to a commission in accordance with the terms of that certain Listing Agreement dated June 15, 1996, entered into by and between Landlord and CB Commercial Real Estate Group, Inc., as amended.

                       B. CB Commercial Real Estate Group, Inc., hereby acknowledges and agrees that it (i) is not entitled to a commission in connection with this Lease other than as set forth in Paragraph 11 (A) above, and (ii) shall not be entitled to a commission in connection with any future renewal, extension, amendment, or restatement of the Lease.

 12.  Article 15       Tenant Improvements: Landlord agrees to improve the
                       expansion space as shown and described on Exhibit "C" attached hereto and made a part hereof (the "Expansion
                       Space") in accordance with the applicable specifications and conditions set forth in Exhibits "A" and "F" to this Lease, attached hereto and made a part hereof. Any additional improvements to the Amended Premises not specifically addressed therein shall be the sole responsibility of the Tenant. Should Tenant request that additional improvements not contained therein be provided by Landlord, such request must be in writing from a duly authorized representative of Tenant and agreed to by Landlord. Landlord shall then advise Tenant in writing of the cost associated with said additional improvements and shall not proceed to provide said additional improvements until authorized to do so in writing by the duly authorized representative of Tenant. Within thirty (30) days of completion of the Tenant Improvements in their entirety, Tenant shall pay to Landlord the costs of all such additional improvements. The Tenant Improvements shall be deemed complete upon issuance of a "Certificate of Occupancy" (or its local equivalent) by the appropriate local governmental agency or agencies.

                       Landlord shall represent, warrant and provide evidence that the air handling systems within the Expansion Space are of a satisfactory air quality. Such air quality testing shall include analyzing the Expansion Space air handling system to ensure that any toxin-containing materials or fibers are not circulated or vented into the Expansion Space. Landlord will be responsible for payment for tests of the system upon completion of tenant improvements and will be responsible for the repairs and/or replacement of equipment and/or ducting and/or venting as necessary to accomplish the foregoing.

                       Landlord shall warrant that all tenant improvement work performed in the Expansion Space, and electrical and plumbing systems and equipment in the Expansion Space are in good working order as of the date of the completion of such tenant improvements.

                       In addition, Landlord shall deliver the Expansion Space in a condition that meets all codes and regulations, the ADA, and any Title 24 requirements as the aforementioned existed as of date of this Lease. Tenant will be responsible for costs associated with compliance with the ADA only for those interior items of the Expansion Space that may become required subsequent to the date of the lease. Landlord will be responsible for any such costs associated with compliance with the ADA on the grounds outside of the premises. Landlord will not assume responsibility for making the mezzanine level wheelchair accessible.

13.  Article 16        Option to Renew: If Tenant is not in default on any of
                       the terms, conditions or covenants of this Lease, both on the date Tenant gives Landlord the renewal notice required below and at the end of the primary term of this Lease, Tenant shall have the right to renew this Lease for one (1) additional five (5) year term upon the same terms and conditions contained in this Lease except: (a) the renewal term will contain one (1) further renewal option for one (1) additional five (5) year term; (b) no tenant finish or tenant improvement allowance will be provided to Tenant during the renewal term unless expressly granted by Landlord in writing; (c) the Base
                       Rent shall be at the then prevailing fair market rate and increased annual according to Article Three of this Lease; and (d) the Triple Net Costs shall not be limited as set forth in Section 4 above. If Tenant desires to renew this Lease, Tenant will notify Landlord of its intention to renew not less than four (4) months prior to the expiration date of the primary term of this Lease.

                       If Tenant is not in default on any of the terms, conditions or covenants of this Lease, both on the date Tenant gives Landlord the renewal notice required below and at the end of the first option term of this Lease, Tenant shall have the right to renew this Lease for (1) additional five (5) year term upon the same terms and conditions contained in this Lease except: (a) the renewal term will not contain any further renewal option;
                       (b) no tenant finish or tenant improvement allowance will be provided to Tenant during the renewal term unless expressly granted by Landlord in writing; (c) the Base Rent shall be at 90% of the then prevailing fair market rate increased according to Article Three of this Lease; and
                       (d) the Triple Net Costs shall not be limited as set forth in Section 4 above. If Tenant desires to renew this Lease, Tenant will notify Landlord of its intention to renew not less than four (4) months prior to the expiration date of the first option term of this Lease.

14. Article 17         Intentionally Omitted.

15. Article 18         Non-Disturbance: Should the Property be financed,
                       refinanced, or sold during the Lease Term, Landlord shall provide, upon written request by Tenant, a duly executed
                       Non-Disturbance Agreement for the benefit of Tenant from Landlord's mortgagee or Landlord's successor-in-interest.

16. Article 19         Right of Opportunity. Tenant shall have the first right
                       of opportunity to lease any portion of the remainder of the building located at 9173 Sky Park Court that becomes available for lease under terms and conditions to be mutually agreed upon by both Tenant and Landlord.

17. Article 20         Reaffirmation of Duties of Original Tenant. Tenant hereby
                       acknowledges and agrees that it has assumed all of the duties and obligations of Original Tenant under the Original Lease, as amended, and Landlord hereby accepts
                       Tenant. Original Tenant hereby acknowledges and agrees that it is not released from its duties and obligations under the Original Lease, as amended, and hereby reaffirms its duties and obligations under the Original
                       Lease, as amended and restated by this Amended and Restated Lease. Tenant and Original Tenant acknowledge and agree that they shall be jointly and severally liable for all obligations of Tenant hereunder.


         The undersigned hereby consents and agrees to the provisions of Article 14 of this Amended and Restated Lease as set forth in the First Lease Rider.

                                   CB Commercial Real Estate Group, Inc.


                                   By: /s/ [NAME ILLEGIBLE]
                                       ---------------------------------
                                       E.V.P./EXEC. MANAGING OFFICER
                                       ---------------------------------


                                   By:
                                       ---------------------------------

                                       ---------------------------------


                                   By:
                                       ---------------------------------

                                       ---------------------------------

                                  EXHIBIT "A"

               SPECIFICATIONS FOR 9174 SKY PARK COURT, SAN DIEGO
                           I-BUS TENANT IMPROVEMENTS


DESCRIPTION OF ITEMS ON THE DRAWINGS AT EXHIBIT "B" TO BE COMPLETED AS PART OF THE TENANT IMPROVEMENTS AT THE ABOVE ADDRESS. THE STATED WORK TO BE PERFORMED IS BASED UPON PLANS BY ARCHITECTURE ONE. ALL MATERIALS AND WORKMANSHIP SHALL BE IN ACCORDANCE WITH THE LATEST UNIFORM BUILDING CODE EDITION, WITH AMENDMENTS AND ALL APPLICABLE LOCAL STANDARDS. ALL WORK SHALL BE PERFORMED AS PER ACCEPTABLE INDUSTRY STANDARDS.

        01. DEMOLITION:

        A. REMOVAL OF ALL WALLS, CEILING GRID, FLOOR COVERINGS, ETC. IN ORDER TO BUILD SAID PLANS.
        B. SAVE FOR POSSIBLE RE-USE: 1. ALL LIGHTING AND CEILING TILES; 2. DOORS, LOCKS AND FRAMES; 3. HVAC DUCTWORK, THERMOSTATS AND GRILLS; 4. SPEAKERS, FIRE SYSTEM PARTS AND EQUIPMENT; 5. CABINETS (2 SINK COUNTERS, 1 FRONT RECEPTION COUNTER).
        C. REMOVAL OF EXISTING UNISEX RESTROOM IN THE WAREHOUSE SPACE. THE REMAINING FOUR EXISTING MEN'S AND WOMEN'S RESTROOMS TO REMAIN AS IS (TO BE CLEANED AS PART OF CONSTRUCTION CLEAN-UP).

0.2 EXISTING AREAS TO BE RETAINED AND PROTECTED FROM DAMAGE DURING CONSTRUCTION:
        A. EXISTING FIRE CORRIDOR TO REMAIN AND BE MODIFIED PER PLANS AND CODE REQUIREMENTS.
        B. EXISTING ELECTRIC ROOMS, ELECTRIC PANELS, PHONE ROOMS AND PHONE PANELS TO REMAIN FOR POSSIBLE REUSE AS PER PLANS AND CODE.
        C. EXISTING STAIRCASES TO REMAIN. MODIFICATION AS PER PLANS AND CODE.
        D. NO DEMOLITION OR MODIFICATIONS SHALL BE PROVIDED FOR THE EXTERIOR OF THE BUILDING, THE SAN DIEGO GAS & ELECTRIC ROOM, THE OUTSIDE GROUNDS OR THE PARKING LOT AS PART OF THESE TENANT IMPROVEMENTS UNLESS STATED HEREIN OR AS PART OF ADDITIONAL WORK ELECTED TO BE PERFORMED AND PAID FOR BY TENANT AS AN OPTION AS OUTLINED IN ITEM 18.

03. VENTILATION:
        A. POWERED EXHAUST FAN(S), THERMOSTATICALLY CONTROLLED, FOR STOCK AREA #76 AND RECEIVING AREA #75 AS PER PLANS AND CODES.
        B. EXHAUST VENTING FOR ROOMS #43 AND #51 (750-1000 CFM).
        C. THERMOSTATICALLY CONTROLLED EXHAUST VENTING FOR ROOMS #68 AND #71.
        D. FORCED DRAFT VENTILATION FOR UPPER LEVEL RESTROOMS (AIR CHANGE EVERY 5 MINUTES).
        E. EXISTING ROOF EXHAUST FAN ON UPPER LEVEL TO REMAIN, TO BE THERMOSTATICALLY CONTROLLED (LOCATION TO BE DETERMINED BY BUILDING OWNER).
        F. HOOK UP OF TENANT'S ESS CHAMBER VENTING (ROOM #70) TO ROOF VENT.

04. AIR CONDITIONING AND HEATING, TO BE INSTALLED IN ACCORDANCE WITH THE LOCAL HVAC CODE REQUIREMENTS AND S.M.A.C.N.A.:
        A. EXISTING HEAT PUMP UNITS TO BE REDUCTED AS PER PLANS AND CODES.
        B. EXISTING SUPPLY AND RETURN GRILLS TO BE CLEANED AND REPAINTED AS NECESSARY, THEN REUSED WHERE POSSIBLE ON FIRST LEVEL ONLY.
        C. EXISTING THERMOSTATS TO BE RELOCATED WHERE POSSIBLE ON FIRST LEVEL.
        D. ROOFTOP GAS HEAT PUMP UNIT(S) FOR NEW OCCUPIED AREAS, THERMOSTATICALLY CONTROLLED. SYSTEM(S) SHALL BE DESIGNED FOR LOADS AND IN ACCORDANCE WITH ASHRAE AND TITLE 24 STANDARDS WITH INSULATED SUPPLY AND RETURN DUCT WORK AND ALL NECESSARY GRILLS AND REGISTERS AS PER PLANS AND CODES.
        E. GAS HEAT UNIT(S) FOR RECEIVING AREA #75 AND STOCK AREA #76 AS PER PLANS AND CODES.
        F. GAS HEAT UNIT(S) FOR BURN IN ROOMS #68 AND #71 AS PER PLANS AND
        CODES.
        G. DEDICATED UNIT(S) OR ZONES FOR AQ LAB ROOM #36, ENGINEERING LAB ROOM #40, CAFETERIA #39 AND NETWORK ROOM #21 (ONE SUPPLY DUCT TO ROOM #67 FROM ROOM #21) AS PER PLANS AND CODES.
        H. GAS PIPING TO NEEDED LOCATIONS AS PER PLANS AND CODES.
        I. NO SUPPLY OR RETURN DUCTING TO HALLWAYS.
        J. NO AIR CONDITIONING TO STOCK AREA #76 OR RECEIVING AREA #75.
        K. STANDARD HUMIDITY CONTROL FOR AREAS #72, #73 AND #74.

05. INSULATION:
        A. R19 INSULATION UNDER THE ROOF FOR STOCK AREA #76 AND RECEIVING AREA #75.
        B. R11 INSULATION ABOVE CEILING TILES IN AREAS #73 AND #74.
        C. R11 INSULATION FOR NEW AREA SEPARATION WALLS.
        D. R11 INSULATION IN NEW WALLS FOR ROOMS #21, #36, #40, #68, #70 AND
        #71.
        E. R11 INSULATION IN NEW WALLS FOR WINDOW OFFICES, CONFERENCE ROOM, RESTROOMS AND WALLS SEPARATING UNOCCUPIED AREA ON THE UPPER LEVEL.
        F. R19 INSULATION UNDER THE ROOF ABOVE THE UPPER LEVEL OCCUPIED SPACE.
        G. R11 INSULATION ABOVE THE CEILING TILES IN ANY OTHER OFFICE AREAS OPEN TO THE ROOF.
        H. INSULATION PLACED AROUND THE DRAIN PIPING WITHIN THE WALLS IN ORDER TO REDUCE THE NOISE IN CONFERENCE ROOMS #28 AND #104.

06. FIRE SPRINKLERS:
        A. REPIPE UPPER AND LOWER LEVELS AS PER PLANS AND CODE REQUIREMENTS.
        B. HONEYWELL PROTECTION SERVICES/HONEYWELL, INC. (OR APPROVED COMPANY) TO TEST AND MONITOR IRE SPRINKLING SYSTEM UPON COMPLETION AND ON A REGULAR BASIS (TO BE PAID FOR BY BUILDING OWNER). THIS DOES NOT INCLUDE TENANT'S SECURITY OR FIRE SYSTEM(S).

07. SUSPENDED CEILINGS:
        A. APPROXIMATELY 24,000 SQUARE FEET OF NEW CEILING GRID.
        B. ALL NEW TILES IN UPPER FLOOR AREAS (#769 CORTEGA TILES BY ARMSTRONG). REUSE OF EXISTING CEILING TILES AND REMAINING NEW TILES ON LOWER LEVEL.
        C. TEN (10) FOOT CEILING GRID HEIGHT IN AREAS #73 AND #74 AS PER PLANS AND CODES.
        D. AREA #72 TO BE LEFT OPEN TO THE FLOOR ABOVE. CEILING GRID DROP DOWN TO AREA #73 (TEN (10) FOOT) TO BE MADE AT LOCATION OF THE END OF THE MEZZANINE LEVEL ABOVE.

EXHIBIT A
PAGE 2

  E. ALL OTHER LOWER LEVEL AREAS TO REMAIN AT EXISTING HEIGHT AS PER PLANS AND CODES.
  F. CEILING GRID TO BE AT AN EIGHT(8) FOOT HEIGHT (OR AS CLOSE AS POSSIBLE) ON THE UPPER LEVEL, BOXING IN ANY BEAMS OR DRAINS FALLING BELOW THE GRID.
  G. CEILING GRID TO BE CONTINUOUS WITH WALLS CONSTRUCTED UNDER THE GRID EXCEPT IN FIRE CORRIDORS OR AS PLANS OR CODES DIRECT.
  H. LOBBY AREA #66 AND UPPER FLOOR HALLWAYS TO BE AN UPGRADED 2X4 CEILING TILE AS AGREED UPON BY BOTH PARTIES.

08. WALLS:
  A. PART OF EXISTING FIRE CORRIDOR TO REMAIN AS PER PLANS AND CITY CODE REQUIREMENTS.
  B. FLOOR TO ROOF WALLS THAT DIVIDE AREAS TO REMAIN AS PER PLANS AND CODES.
  C. WALLS AROUND RESTROOMS AND STAIRCASES TO REMAIN AS PER PLANS AND CODES.
  D. EXISTING WALLS TO REMAIN SHALL BE PATCHED AND PAINTED AS PER PLANS.
  E. WALLS TO BE BUILT UNDER CEILING GRID EXCEPT IN FIRE CORRIDORS, OR AS PLANS AND CODES DIRECT.
  F. WALLS TO BE OF STANDARD BUILDING CONSTRUCTION AS PER PLANS AND CODES.

09. PLUMBING:
  A. EXISTING RESTROOM PLUMBING TO REMAIN AS IS.
  B. SUPPLY WATER AND WASTE LINES TO BE PIPED TO CAFETERIA ROOM #39. EXISTING SINK COUNTER TO BE INSTALLED AND CONNECTED WITH A GARBAGE DISPOSAL AS PER PLANS AND CODES.
  C. SUPPLY WATER AND WASTE LINES TO BE PIPED TO BREAK AREA ROOM #109. EXISTING SINK COUNTER TO BE INSTALLED AND CONNECTED WITH A GARBAGE DISPOSAL AS PER PLANS AND CODES.
  D. SUPPLY WATER AND WASTE LINES TO BE PIPED TO UPPER LEVEL RESTROOMS AS PER PLANS AND CODES.
  E. SUPPLY AND INSTALL IN UPPER LEVEL RESTROOMS: 5 - WATER CLOSETS, 1 -
  URINAL, 2-FLOOR DRAINS, 2 - SINKS/COUNTERS (UPGRADED FIXTURES).
  F. SUPPLY AND INSTALL WATER LINES, WASTE LINES AND DRINKING FOUNTAIN TO ONE LOCATION ON THE LOWER LEVEL AND TO ONE LOCATION ON THE UPPER LEVEL AS PER PLANS AND CODES.
  G. PLUMBING, PIPING, BACKFLOW PREVENTION, INDUSTRIAL WASTE DEVICES,
  EQUIPMENT, KITCHEN APPLIANCES, INSTALLATION AND CONNECTIONS FOR ANY MECHANICAL EQUIPMENT ARE NOT INCLUDED IN THIS AGREEMENT UNLESS SHOWN ON EXHIBIT "B" OR SPECIFIED HEREIN.

10. ELECTRICAL:
  A. EXISTING ELECTRIC ROOM, SUB PANELS AND SAN DIEGO GAS & ELECTRIC AREAS TO REMAIN AND BE USED AS PER PLANS AND CODE REQUIREMENTS.
  B. EXISTING ELECTRICAL OUTLETS IN UTILIZED WALLS TO REMAIN AND BE USED AS PER PLANS AND CODES.
  C. SUPPLY AND INSTALL BUILDING STANDARD SWITCHES AS NEEDED AND CONVENIENCE OUTLETS WITH A MINIMUM OF 3 OUTLETS PER STANDARD SIZE OFFICE AS INDICATED ON PLANS. SUPPLY AND INSTALL ALL REQUIRED CIRCUITS, WIRING, CONDUIT, AND PANELS IN STRICT ACCORDANCE WITH APPLICABLE CODES AND REGULATORY AGENCIES.
  D. WIRING AND HOOK UP TO NEW HEAT PUMPS AND EXHAUST FANS PER PLANS AND CODES.
  E. WIRING AND HOOK UP TO EXISTING AND NEW LIGHT FIXTURES AS PER PLANS AND
  CODES.
  F. SUPPLY 110V HOOK UP FOR TENANTS U.P.S. SYSTEM AS PER PLANS AND CODES.
  G. DISCONNECT AND HOOK UP TENANTS 480 TRANSFORMER TO ESS CHAMBER AS PER PLANS AND CODES.
  H. SUPPLY AND HOOK UP ONE (1) - 112 KVA - 208 TO 230 TRANSFORMER WITH ONE
  (1) 200 AMP 3 PHASE 4 WIRE 120V TO 230V PANEL TO SUPPLY POWER TO THE QA LAB #36, BURN IN ROOM #68, AT&T BURN IN ROOM #71, SHIPPING IN AREA #72, HIPOT TEST & TEST RACKS IN AREA #73, SUB-ASSEMBLY IN AREA #74, RMA IN AREA #75.
  I. DISCONNECT AND HOOK UP TENANTS AIR COMPRESSOR TO 208V AS PER PLANS AND
  CODES.
  J. SUPPLY 208V HOOK UP TO TENANTS FORKLIFT CHARGERS (THREE (3) MAXIMUM) AS PER PLANS AND CODES.
  K. SUPPLY AND INSTALL ONE (1) DUPLEX AT EACH DRINKING FOUNTAIN LOCATION (2).
  L. SUPPLY ONE (1) DEDICATED 15 AMP CIRCUIT AND ONE (1) 20 AMP CIRCUIT WITH STANDARD OUTLET FOR COPY MACHINES AT LOCATIONS PER PLANS.
  M. SUPPLY A MINIMUM OF ONE 1/2" RIGID CONDUIT DROP FOR EACH OFFICE AND EACH AREA IN LOCATIONS SPECIFIED ON PLANS FOR TELEPHONE AND NETWORK CABLING, NOT TO EXCEED 200 DROPS.
  N. ELECTRICAL / TELEPHONE CHASEWAY FOR THE UPPER LEVEL TO BE LOCATED NEAR LOBBY STAIRWELL. NEW ELECTRICAL SUB PANEL TO BE SIZED FOR FUTURE OFFICE OCCUPATION OF UPPER LEVEL.
  O. MECHANICAL EQUIPMENT, APPLIANCES, INSTALLATION AND CONNECTIONS FOR ANY MECHANICAL EQUIPMENT OR APPLIANCES ARE NOT INCLUDED IN THIS AGREEMENT UNLESS SHOWN ON DRAWINGS OR SPECIFIED HEREIN.
  P. UPON COMPLETION OF CONSTRUCTION, ALL CIRCUIT BREAKERS ARE TO BE LABELED.
  Q. ADDITIONAL ELECTRICAL SPECIAL HOOK UPS SUPPLIED AS FOLLOWS:
        1. NETWORK ROOM #21
                7 - 110V QUAD BOXES MOUNTED 4 FEET OFF THE FLOOR, 7 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
        2. QA LAB #36
                20 - 110V QUAD BOXES MOUNTED 4 FEET OFF THE FLOOR, 20 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
                2 - 230V QUAD BOXES MOUNTED 4 FEET OFF THE FLOOR, 2 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
        3. ENGINEERING LAB #40
                9 - 110V 10V QUAD BOXES MOUNTED 4 FEET OFF THE FLOOR, 6 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
                1 - 110V DEDICATED CIRCUIT WITH A DUPLEX BOX MOUNTED 4 FEET OFF THE FLOOR 1 CIRCUIT, 30 AMP BREAKER OR AS PLANS OR CODES REQUIRE.
        4. PRINTER PLOTTER ROOM #51
                4 - 110V QUAD BOXES MOUNTED 4 FEET OFF THE FLOOR, 4 CIRCUITS, 15 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
                POWER AS NEEDED FOR EXHAUST FANS AS PER PLANS AND CODES.
        5. PHONE ROOM #67
                4 - 110V QUAD BOXES MOUNTED 4 FEET OFF THE FLOOR, 4 CIRCUITS, 15 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.

EXHIBIT A
PAGE 3

                        6. BURN IN AT AT&T ROOM #71
                                20 - 110V DUPLEX BOXES MOUNTED UNDER CONVEYOR LINE, 20 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
                                1 - 230V QUAD BOX 1 CIRCUIT, 40 AMP BREAKER AS PLANS OR CODES REQUIRE.
                                POWER AS NEEDED FOR EXHAUST FAN AND HEATING AS PER PLANS AND CODES.
                        7. BURN IN ROOM #68
                                15 - 110V QUAD BOXES MOUNTED 4 FEET OFF THE
                                FLOOR, 15 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
                                2 - 230V QUAD BOXES MOUNTED 4 FEET OFF THE
                                FLOOR, 2 CIRCUITS, 20 AMP BREAKERS OR AS PLANS OR CODES REQUIRE.
                                POWER AS NEEDED FOR EXHAUST FAN AND HEATING AS PER PLANS AND CODES.
                        8. ADDITIONAL 230V CIRCUITS WITH LOCATIONS TO BE
                           DETERMINED ON PLANS
                                1 - 15 AMP IN SHIPPING AREA #72
                                2 - 20 AMP IN AREA #73 FOR HIPOT TEST AND TEST RACKS
                                1 - 15 AMP IN SUB-ASSEMBLY AREA #74
                                1 - 15 AMP IN RMA AREA #75

11. LIGHTING:
        A. SUPPLY AND INSTALL LIGHT FIXTURES (UP TO MAXIMUM OF 435) ON THE UPPER AND LOWER LEVELS, REUSING EXISTING LIGHT FIXTURES WHERE POSSIBLE, PER PLANS, CODES AND TITLE 24 REQUIREMENTS.
        B. PROVIDE DUAL SWITCHING (A,B) WHERE REQUIRED BY CODE.
        C. EMERGENCY LIGHTING AS PER PLANS, CODES AND TITLE 24 REQUIREMENTS.
        D. NIGHT LIGHTING AS PER PLANS AND CODES.
        E. EGG CRATE STYLE LENS FOR LOBBY ENTRY AREA, UPPER LEVEL HALLS AND UPPER LEVEL WINDOW OFFICES AS PER PLANS AND CODES.
        F. LOWER LEVEL FIXTURES TO BE ARRANGED TO PROVIDE ABOVE AVERAGE LIGHTING WITHIN TITLE 24.

12. INSIDE FENCING:
        A. RECEIVING AREA #75 AND STOCK AREA #76 FULL HEIGHT AS POSSIBLE PER PLANS.
        B. FENCING IN AREAS #73 AND #74 10 FOOT HEIGHT UNDER CEILING GRID AS PER PLANS.
        C. REUSE TENANT'S EXISTING FENCING AS POSSIBLE.

13. WALL COVERINGS:
        A. PAINT WALLS WITH 2 COATS FRAZEE FLAT (COLOR TO BE DETERMINED).
        B. EXISTING AND NEW RESTROOMS, CAFETERIA #39 AND BREAK ROOM #109 PAINTED WITH 2 COATS OF FRAZEE SEMI-GLOSS (COLOR TO BE DETERMINED).
        C. WALLPAPER - 50 ROLLS AT $40.00 PER ROLL (LOCATIONS TO BE DETERMINED).

14. DOORS AND FRAMES:
        A. REUSE EXISTING DOORS AND FRAMES, HARDWARE AND HANDLES ON LOWER LEVEL AS POSSIBLE PER PLANS AND FIRE CODE REQUIREMENTS.
        B. NEW DOORS AND FRAMES ON UPPER LEVEL TO MATCH STYLE OF LOWER LEVEL AS PER PLANS AND FIRE CODE REQUIREMENTS.
        C. NEW SCHLAGE LEVER "D" DOOR HANDLES TO MATCH EXISTING PER PLANS AND ADA REQUIREMENTS.
        D. 2-FIRE HOLD OPEN DOORS WITH 6'0" X 8'0" FRAMES OR AS PLANS OR FIRE CODES REQUIRE TO BE USED AS PASSAGE THROUGH FIRE CORRIDOR BETWEEN AREAS #73 AND #74.
        E. RELOCATE THE ONE DOUBLE ENTRY DOORS TO STAIRCASE ENTRY AS PER PLANS AND CODES.

15. FLOOR COVERINGS:
        A. FURNISH AND INSTALL ATLAS BROOKSTONE OR EQUIVALENT GLUE DOWN, APPROXIMATELY 1,800 SQUARE YARDS AT APPROXIMATELY $18.00 PER YARD.
        B. FURNISH AND INSTALL ARMSTRONG VCT TILES IN CAFETERIA #39, BREAK ROOM #109, AREAS #72, #73 AND #74, APPROXIMATELY 10,000 SQUARE FEET AT $1.00 PER SQUARE FOOT.
        C. FURNISH AND INSTALL 4 INCH VINYL BASE, APPROXIMATELY 4500 LINEAR
        FEET.
        D. FURNISH AND INSTALL CERAMIC TILE UPGRADE TO UPPER LEVEL RESTROOM WITH APPROXIMATELY 342 SQUARE FEET OF FLOORING AND APPROXIMATELY 420 SQUARE FEET OF WAINSCOT WALLS AT APPROXIMATELY $18.00 PER SQUARE FOOT.
        E. PREPARE, CLEAN AND CLEAR SEAL AREAS #75 AND #76 NOT TO EXCEED $0.55 PER SQUARE FOOT.
        F. CARPET THE NETWORK ROOM #21, QA LAB #36 AND ENGINEERING LAB #40 WITH AN ESD MATERIAL AS PER PLANS NOT TO EXCEED $4.00 PER SQUARE FOOT INSTALLED.

16. AIR COMPRESSOR:
        A. DISCONNECT AND HOOK UP TENANT'S AIR COMPRESSOR AS PER PLANS AND CODE.
        B. HANG APPROXIMATELY 450 LINEAR FEET OF 3/4 INCH GALVANIZED PIPE ABOVE THE CEILING GRID.
        C. 20 - CAPPED TEE LOCATIONS TO BE DETERMINED BY TENANT FOR 1/2 INCH OR LESS DROPS AND FUTURE USE.
        D. 10 - DROPS WIRE 1/2 INCH OR LESS LINES WITH A SHUT OFF VALVE AND 1 QUICK DISCONNECT FITTING AT EACH LOCATION.
        E. 2 - DIRECT HOOK UPS TO ESS CHAMBER ROOM #70 AND AT&T ASSEMBLY LINE IN AREA #73 AS PER PLANS AND CODES.

17. MISCELLANEOUS ITEMS:
        A. FURNISH AND INSTALL 1 10' X 10' ROLLING STEEL OVERHEAD DOOR, CHAIN OPERATED, TO MATCH EXISTING AT AREA #72 LOADING DOCK LOCATION (REMOVAL OF GLASS AND FRAMING).
        B. FURNISH AND INSTALL 32 BLINDS FOR THE WINDOWS ON THE UPPER LEVEL WITH AN ALLOWANCE OF $3,000.00.
        C. MODIFY EXISTING ENTRY COUNTER FOR NEW ENTRY AREA LOBBY #66.
        D. SUPPLY AND INSTALL 2X4 METAL FRAMED WALL WITH 1/2 INCH PLYWOOD ON THE OUTSIDE AND DRYWALL ON THE INSIDE TO BE INSTALLED IN FRONT OF AND
        INSIDE OF ALL WINDOWS IN THE RECEIVING AREA #75 AND STOCK AREA #76.
        E. MODIFY EXISTING STAIRCASE BY REMOVING TWO LOWER STAIRS IN FRONT OF THE ENTRY DOORS TO MAKE A LARGER ENTRY HALL. BUILD MATCHING HALF WALL IN REMOVED STAIR LOCATION.
        F. SUPPLY AIR QUALITY TEST UPON COMPLETION OF CONSTRUCTION.
        H. FRAMING SUPPORT ON TOP OF THE ROOF FOR ESS CHAMBER CONDENSER UNIT (CONSISTING OF 2 - 6X8 BEAMS. IF CODE REQUIRES ADDITIONAL SUPPORT, TENANT TO PAY FOR ADDITIONAL COST.
        I. ONE MIRROR (MINIMUM) TO BE INSTALLED IN EACH UPPER LEVEL RESTROOM WITH MINIMUM FOUR (4) FOOT WIDTH.
        J. SUPPLY AND INSTALL 1 - 4' X 8' 1/2" PLYWOOD BACKBOARD IN ROOM #21 FOR PHONE EQUIPMENT.

EXHIBIT A
PAGE 4

        K. UPON COMPLETION OF CONSTRUCTION, CLEAN UP AND WAX WITH A STANDARD COMMERCIAL JANITORIAL FLOORWAX ROOMS #39 & #109 AND AREAS #72, #73 & #74.
        L. PROVIDE ALL SIGNS, RAMPS AND STRIPING FOR DISABLED PARKING AND BUILDING ACCESS.
        M. OWNER TO PROVIDE ANY SCRAP CARPETING MATERIAL AND 80 TO 100 SQUARE FEET OF VCT TILE FOR FUTURE MAINTENANCE.


18. OPTIONS (SUPPLIED UPON SIGNED CHANGE ORDER FOR ADDITIONAL COSTS AND TIME):
        A. STEELCASE FURNITURE FOR OPEN SPACE.
        B. ANY OVERTIME PAY FOR COMPLETION EARLIER THAN STATED WITHIN THE
        LEASE. ANY OVERTIME PAY TO COMPLETE ADDITIONAL WORK NOT INCLUDED HEREIN.
        C. CONCRETE FILLED REMOVABLE POSTS.
        D. MEN'S AND WOMEN'S SHOWERS.
        E. PLANTERS.
        F. ANY UPGRADES OTHER THAN THOSE STATED HEREIN.
        G. SECURITY SYSTEM FOR TENANT'S USE.
        H. ANY SEPARATE FIRE SYSTEM IN ADDITION TO EXISTING.
        I. SIGNAGE.
        J. TELEPHONES AND SYSTEMS.
        K. NETWORK AND SYSTEMS.
        L. MOVING OF TENANT'S EQUIPMENT OR FURNITURE.
        M. MOVING OF TENANT'S ESS CHAMBER OR CONDENSER.
        N. INSTALL AN ELEVATED PLATFORM ON THE ROOF TO SUPPORT THE ESS CHAMBER CONDENSER UNIT TO MATCH EXISTING AIR CONDITIONING UNITS.
        O. PROVIDE ELECTRICAL OUTLET OR SERVICE FOR I-BUS SIGN ABOVE ROOM #28.

                                  EXHIBIT "B"


                                  [FLOORPLAN]


                                  GROUND FLOOR

                                  EXHIBIT "B"


                                  [FLOORPLAN]


                                 MEZZANINE AREA

                                  EXHIBIT "C"



                                  [FLOORPLAN]


                           EXPANSION AREA - MEZZANINE

                                  EXHIBIT "D"



                                SKY PARK CENTRE


                     [LOT PLAN OF BUILDINGS & PARKING AREA]



Note: As of 1/1/97, the parking area is not as depicted above.

                                  EXHIBIT "E"

                         BUILDING RULES AND REGULATIONS

                                SKY PARK CENTRE

1. Tenant shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

2. Landlord reserves the right to refuse access to any persons Landlord in good faith judges to be a threat to the safety, reputation or property of the Project and its occupants.

3. Subject to Section 1.06 of the lease (the use clause), Tenant shall not make or permit any unreasonable noise or odors that annoy or interfere with other tenants or persons having business within the Project.

4. Tenant shall not keep animals or birds within the Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

5. Tenant shall not make, suffer or permit litter except in appropriate receptacles for the purpose.

6. Tenant shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

7. Tenant shall not deface the walls, partitions or other surfaces of the premises or Project.

8. Tenant shall not suffer or permit anything in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Project.

9. Tenant shall not employ any service or contractor for construction services or work to be performed to the Premises, except as approved by Landlord.

10. Tenant shall return all keys at the termination of its tenancy and shall be responsible for the cost of replacing any keys that are lost.

11. Tenant shall be responsible for securely locking any doors that it may have opened for entry.

12. No exterior window coverings, shades or awnings shall be installed by Tenant.

13. No Tenant, employee or invitee shall go upon the roof of the Premises.

14. Tenant shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Landlord or by applicable governmental agencies as non-smoking areas.

15. Tenant shall not use any method of heating or air conditioning other than as provided by Landlord.

16. The Premises shall not be used for lodging.

17. Tenant shall comply with all safety, fire protection and evacuation regulations established by Landlord or any applicable governmental agency.

18. Landlord reserves the right to waive any one of these rules and regulations and/or as to any particular tenant, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such tenant.

19. Tenant assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

20. Landlord reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Project and its occupants. Tenant agrees to abide by those and such rules and regulations.

                                 PARKING RULES

1. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

2. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3. Unless otherwise instructed, every person using the parking area is required to park and lock their own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

4. The maintenance, washing, waxing or cleaning of vehicles in the parking area is prohibited.

5. Tenant shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

6. Landlord reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

7. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

                                  EXHIBIT F
                             WORK LETTER AGREEMENT

Landlord and Tenant are executing, simultaneously with this Work Letter Agreement, an Industrial Real Estate Lease ("Lease") covering certain premises in a building located at 9174 Sky Park Court, San Diego, CA ("Premises"). This Work Letter Agreement is a part of the lease and shall be subject to all of its terms and conditions, including all definitions contained in the Lease and shall apply to all expansion space becoming a part of the Premises by Tenant's exercise of expansion options under the Lease.

1. REPRESENTATIVES:

        Landlord appoints Landlord's Representative to act for Landlord and Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter Agreement will be made to Landlord's Representative or Tenant's Representative, as the case may be. Either party may change its respective Representative under this Work Letter Agreement at any time with prior written notice to the other party.

Tenant's Representative:        John Selby, Maxwell Labs
Tenant Contact:                 Dick Dysktra, Maxwell Labs
Landlord's Representative:      David Kirchner, Cody Three
Landlord's Contact:             Jay Sheppard, Pomona Management Group
Landlord's Architect:           Robert Laird, Architecture One

2. TENANT IMPROVEMENTS

        2.1 Plans & Specifications: The Tenant Improvements shall be constructed pursuant to plans and specifications prepared in accordance with Paragraph 3.1 of this Work Letter Agreement by Landlord's Architect ("Architect"). The scope of the work to be included in the plans and specifications will be consistent with the space plans that are attached to the Lease as Exhibits "B" and "C" and the specifications that are attached to the Lease as Exhibit "A".

        Landlord shall furnish, through the Architect, at its sole cost and expense, complete plans and specifications required for the construction and installation of the Tenant Improvements. Such plans shall include, but not be limited to, partition layout, reflective ceiling plans, electrical outlets, switches and telephone outlets and locations. Architect will furnish plans to the Landlord's mechanical, electrical and plumbing engineers ("Engineers"), if applicable, to enable the Engineers to complete design build drawings which will, when incorporated with the other plans provided by Architect (in total, "the Construction Documents"), enable the selected general contractor to secure the permits necessary for the construction of the Tenant Improvements. All fees incurred by the Landlord in the preparation of working and permit drawings of the agreed plans and specifications contained in Exhibits "A", "B" and "C" shall be the sole expense of Landlord. All costs of any subsequent plan changes initiated by Tenant ("Additional Work") shall be the sole expense of Tenant.

        Upon delivery of plans and specifications, Tenant may provide a list of potential contractors and subcontractors to be included in the bidding process. Landlord shall not be bound to use any contractor or subcontractor so described.

        2.2 Cost of Tenant Improvement Work: Landlord shall pay all costs associated with the design, construction and installation of the Tenant Improvements, including, but not limited to, costs of preparation of Construction Documents, all costs of construction labor and materials under the construction contract with the selected general contractor, fees for permits and licenses paid by the general contractor to governmental agencies in connection with the Tenant Improvements, costs of any necessary structural engineering

EXHIBIT F
Page-2-

        2.3 Tenant Improvement Construction: Landlord shall cause the Tenant Improvements to be constructed by a qualified general contractor selected by Landlord at Landlord's sole expense. The selected general contractor shall provide a one (1) year warranty for all materials and workmanship on the Premises.

        Construction shall commence as soon as possible following the selection of the general contractor and the obtaining of the required building permits. Landlord shall be responsible for overseeing the contractor and assuring that the Tenant Improvements are constructed in accordance with the permitted Construction Documents.

        All Tenant Improvements and the equipment and materials incorporated into the Tenant Improvements shall materially comply with the Construction Documents and shall be constructed in a good and workmanlike manner, free from all material defect in design, materials and workmanship, in compliance with all governmental and quaisi-governmental rules, regulations, laws and building codes.

3. SCHEDULE OF TENANT IMPROVEMENT ACTIVITIES

        3.1 Construction Document Preparation: As soon as practicable following lease execution, Architect together with the Engineers will prepare and deliver to Landlord and Tenant one reproducible copy of the Construction Documents for the Premises apiece.

        3.2 Tenant Comments: Upon receipt of the Construction Documents, Tenant shall review for errors and omissions from the plans and specifications as detailed in Exhibits "A", "B" and/or "C" of the Lease and forward all comments to Landlord within five (5) business days of receipt. Failure to notify Landlord of any comments within the proscribed period shall be deemed approval of such plans. Landlord and Architect will then have five (5) business days to address and/or correct any deficiencies and deliver one corrected reproducible copy of the Construction Documents to Tenant.

        3.3 As-Built Documentation: Landlord shall furnish to Tenant, at Landlord's expense, one set of reproducible "as built" plans for all completed Tenant Improvements and Additional Work within thirty (30) days after Lease Commencement.

        3.4 Completion and Punch List: Landlord shall be responsible for the construction of the Tenant Improvements in accordance with Construction Documents. Upon Substantial Completion, as defined in Section 6 below, of the Tenant Improvements, Landlord shall, upon not less than three (3) days' prior notice, provide Tenant an opportunity to inspect the Premises and the Tenant Improvements and Additional Work. Tenant will, within three (3) days following such inspection, develop a "punch list" identifying all corrective work discovered during such inspection. Such corrective work shall be limited to those items specified in the Construction Documents or duly authorized Change Orders. Within ten (10) days after receipt of said punch list, Landlord shall undertake to correct all punch list items to the reasonable satisfaction of Tenant. If Landlord fails to take corrective action within such ten (10) day period, Tenant shall have the right to complete such work and deduct the cost from the first rent to become due under the Lease.

        Within thirty (30) days after Lease Commencement, Tenant can provide to Landlord a list of latent defects in the Tenant Improvements and Additional Work not reasonably discoverable during the punch list inspection.

4. TENANT WORK:

        All finish work and other work desired by Tenant and not included within the scope of the Tenant Improvements as set forth in the Construction Documents or in the Additional Work authorized by a duly executed Change Order, including, but not limited to, computer systems, telephone systems, telecommunications systems and other items (the "Tenant Work") shall be furnished installed and paid for by Tenant. A delay in the installation of any Tenant Work will not result in any extension of the Lease Commencement Date. Commencement of any Tenant Work by Tenant shall not constitute acceptance by Tenant of any work by Landlord or Contractor or a waiver of any rights Tenant may have against Landlord, Contractor or others with respect to the Tenant Improvements or Additional Work.

EXHIBIT F
Page -3-

        4.1 Access and Entry: At a time designated by Landlord and Contractor, Landlord agrees to provide reasonable access to the Premises to Tenant and its agents for the purpose of installing and completing Tenant's cabling related to Tenant's telephone and telecommunications systems, so long as such access does not interfere with the conduct of Landlord's construction or affect Landlord's ability to bring the Premises to Substantial Completion. All other Tenant Work shall occur during the thirty (30) day period provided to Tenant for fixturization.

        With respect to the Tenant Work, Tenant shall adopt a schedule in conformance with the schedule of Landlord's Contractor and conduct its work in such a manner as to maintain harmonious labor relations so as not to interfere with or delay the work of Landlord's Contractor. Landlord will endeavor to provide Tenant, at no cost, space in or about the Premises, if available, for the storage and staging of Tenant's materials, provided that such storage and staging does not interfere with or delay the work of Landlord's Contractor. Tenant shall be responsible for providing all insurance and for providing any necessary security and shall use said space at its sole risk. Tenant agrees to hold Landlord harmless and indemnify Landlord from and against any and all loss, liability or cost arising out of or in connection with the use of this storage space by Tenant. Tenant shall be obligated to remove any of the stored materials from the storage space prior to the Lease Commencement Date and shall be responsible to repair any damage or clean up any debris resulting from Tenant's use of the space.

        4.2 Risk of Loss: All materials, work, installations and decorations of any nature brought upon or installed in the Premises before Lease Commencement Date shall be at the risk of the party who brought such materials or items onto the Premises. Notwithstanding the foregoing, any damage to the Tenant Improvements and/or the Additional Work caused by Tenant or any party acting on Tenant's behalf during the thirty (30) day fixturization period shall be at the risk of Tenant.

        Neither Landlord nor any party acting on Landlord's behalf shall be responsible for any damage or loss or destruction of such items brought to or installed in the Premises by Tenant prior to Lease Commencement Date, except in the event of gross negligence or willful misconduct of Landlord, Contractor, or any employee, agent, subcontractor or other party acting on behalf of Landlord or Contractor.

        5.  CHANGE ORDERS

        Tenant may authorize Additional Work during construction only by written instructions from Tenant's Representative to Landlord's Representative on a form to be designated by Landlord ("Request for Information Form"). Within a reasonable period after receipt of a Request for Information, Landlord will direct Contractor to prepare and deliver, for Tenant's approval, a not-to exceed cost estimate setting forth the total cost of such proposed change and the revised estimated completion date (if such Additional Work will alter the estimated date for Substantial Completion of Tenant Improvements). Such requests shall be reasonable in number and nature so as not to interfere with or delay the work of Landlord's Contractor. Tenant shall assume responsibility for any Architect's or Engineers' fees related to such a Request for Information, if their services are needed.

        If Tenant's Representative approves such Additional Work in writing, Landlord will provide a Final Change Order to Tenant for the Additional Work covered by the Request for Information, provided such work is consistent with the overall Tenant Improvements and is in compliance with all governmental or quasi-governmental rules, regulations, laws or building codes. Tenant's Representative shall sign and date the Final Change Order before Landlord will commence such Additional Work. If Tenant's Representative fails to approve such Additional Work in writing within a reasonable time after delivery of the cost estimate, Tenant will be deemed to have withdrawn the proposed Request for Information and Landlord will not proceed to perform the Additional Work.

        Tenant will pay to Landlord, within thirty (30) days of the Lease Commencement Date, the total cost of work associated with such Tenant approved Additional Work.

EXHIBIT F
Page-4-


        6. SUBSTANTIAL COMPLETION AND LEASE COMMENCEMENT DATE

        Substantial Completion or substantially complete shall mean that the Premises have been approved for occupancy by the City of San Diego Building Inspection Department and completion of construction of the Tenant Improvements in accordance with the Construction Documents, with the exception of minor details of construction, installation, decoration or mechanical adjustments commonly found on an architectural punch list, none of which materially interfere with Tenant's use or occupancy of the Premises. Substantial Completion of the Tenant Improvements shall be deemed to have occurred notwithstanding the requirement to complete the punch list items or similar corrective work. Landlord agrees that Tenant's obligation for the payment of rent under the Lease and the Lease Commencement Date shall not occur until Landlord has substantially completed the Tenant Improvements and the Premises are suitable for occupancy and delivery in accordance with Article 17 as described in the First Lease Rider.

        Notwithstanding the foregoing, Tenant agrees that if Landlord shall be delayed in causing such work to be substantially completed as a result of any of the events below as a "Tenant Delay", such delay shall be the responsibility of Tenant and will result in the Lease Commencement Date being the earlier of either

        (i) thirty (30) days after the date of Substantial Completion, or

        (ii) thirty (30) days after the date when Substantial Completion would have occurred if there had been no Tenant Delay. The aforementioned thirty (30) days provided to Tenant for fixturization. For the purposes of this Work Letter Agreement, a Tenant Delay is defined as follows:

        (a) Tenant's failure to furnish any documents or approve any item or cost estimates as required herein; or

        (b) Tenant's request for material, finishes or installations which are not available on a commercially practicable basis, but only if Landlord has notified Tenant of such unavailability and Tenant has not approved substitute material within a reasonable time period; or

        (c) Tenant's changes to the Construction Documents; or

        (d) Tenant's interference with Landlord's Contractor in such a manner as to delay the work of Landlord's Contractor; or

        (e) Tenant's failure to perform any act or obligation imposed on Tenant by the Lease or this Work Letter Agreement as and when required, provided, however, that any of the matters described in subparagraphs (a) through (e), inclusive, actually cause a delay in completion of construction and Landlord provided notice to Tenant of such fact and the resulting delay at the time such matters occurred.

        7. MISCELLANEOUS

        In the event of any conflict between the terms of this Work Letter Agreement and the Lease, the terms of this Work Letter Agreement shall control.

        Landlord shall indemnify, defend and hold Tenant harmless from and against any loss or damage which Tenant may incur as the result of any mechanics' liens, resulting from the Tenant Improvements or Additional Work, attaching to or encumbering Tenant's leasehold estate under this Lease.

        Tenant shall indemnify, defend and hold Landlord harmless from and against any loss or damage which Landlord may incur as the result of any mechanics' liens, resulting from the Tenant Work, attaching to or encumbering Landlord's title in the Premises under this Lease.

                                  EXHIBIT F-1
                       Estimated Schedule of Construction

The following timetable is an estimate of the time necessary to complete construction of the Tenant Improvements as defined in Exhibits A and B. These estimates are subject to change due to the provisions of Exhibit F as well as circumstances beyond the control of Tenant and Landlord (including but not limited to strikes, acts of God, national emergencies, collectively known as force majeur). The estimated schedule is as follows from date of lease execution by both parties:

Electrical Engineering Mechanical Engineering, & Final Architectural:   4 weeks

Contractor Bidding & Plan Check:                                        2 weeks

Plan Check Revision:                                                    2 weeks

Construction:                                                           10 weeks

Punch List Corrections:                                                 1 week

Contingency:                                                            1 week

Substantial Completion:                                           Total of Above

Occupancy:                                           Upon Substantial Completion

                                  EXHIBIT "G"
                      Tenant's Use of Hazardous Materials



                        HAZARDOUS MATERIALS ON PREMISES

Alcohol based solvent  Fluxoff, MFG. Chemtronics
USAGE: 2 gallons per year

Water based oil residue, caused by draining air compressor.
USAGE: 15 gallons per year.